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                                                                    EXHIBIT 23.2

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 17, 1996, except for the first through the fifth paragraphs of Note 10 as to which the date is March 18, 1996, in the Registration Statement (Form S-4) and related Prospectus of Coda Energy, Inc., Diamond Energy Operating Company, Taurus Energy Corp. and Electra Resources, Inc. for the registration of $110,000,000 of 10 1/2% Series B Senior Subordinated Notes due 2006.

                                                               ERNST & YOUNG LLP


Dallas, Texas
May 31, 1996